UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2006
NNN 2003 Value Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)
(714) 667-8252
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
Item 2.01. Completion of Acquisition and Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into Material Definitive Agreement.
On October 16, 2006 and October 20, 2006, we entered into agreements, or the Agreements, for the sale of a 53.7% and a 9.8% interest, respectively, in the 3500 Maple Avenue property located in Dallas, Texas, or the Property, to NNN 3500 Maple, LLC, an affiliated entity, or the Buyer, for a total sales price of $36,011,000 and $6,533,000, respectively, which include a real estate commission. Pursuant to the terms of the October 16, 2006 and October 20, 2006 agreements, $10,750,000 and $1,950,000 of the purchase price, respectively, was to be paid in cash consideration and $25,262,000 and $4,583,000 of the purchase price, respectively, was to be paid through the assumption of a portion of the existing mortgage loan payable on the Property. Under the terms of the Agreements, the two closings would occur on or before October 16, 2006 and October 31, 2006.
The above descriptions of the October 16, 2006 and October 20, 2006 agreements are qualified in their entirety by the terms of the agreements attached as Exhibits 10.1 and 10.2, respectively, of this report.
Item 2.01. Completion of Acquisition and Disposition of Assets.
The information reported in Item 1.01 of this Current Report on Form 8-K, is incorporated herein by reference.
On October 16, 2006, NNN 2003 Value Fund, LLC sold a 53.7% interest in the Property to the Buyer for a total sales price of $36,011,000, which includes a real estate commission. A real estate commission of $602,000, or 1.7% of the sales price, is payable to Triple Net Properties Realty, Inc., or Realty, of which 75.0% will be passed through to Triple Net Properties, LLC, or our Manager, pursuant to an agreement between our Manager and Realty. As part of the purchase consideration, the Buyer assumed $25,262,000 of the existing mortgage loan payable on the Property.
In addition, pursuant to the October 20, 2006 agreement discussed above, we anticipate selling our remaining 9.8% interest in the Property to the Buyer for a total sales price of $6,533,000. Based on the agreement, we anticipate that $1,950,000 of the purchase price will be paid in cash consideration and $4,583,000 of the purchase price will be paid through the assumption of our remaining mortgage loan payable on the Property. We anticipate that a real estate commission of $109,000, or 1.7% of the sales price, will be payable to Realty, of which 75.0% will be passed through to our Manager. The sale of our remaining 9.8% interest in the Property is anticipated to occur on or before October 31, 2006; however, there can be no assurance that we will be able to complete the disposition of our remaining 9.8% interest in the Property.
Item 9.01. Financial Statements and Exhibits.
(b) Pro forma financial information.
The pro forma financial information required as part of this item is being provided below as follows:
INDEX TO THE PRO FORMA FINANCIAL STATEMENTS
I.	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006

II.	Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Six Months Ended June 30, 2006

III.	Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended December 31, 2005

IV.	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NNN 2003 Value Fund, LLC
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized had the Property been disposed of by us as of the dates set forth below. The pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our consolidated historical financial statements included in our December 31, 2005 Annual Report on Form 10-K and our June 30, 2006 Quarterly Report on Form 10-Q. In management’s opinion, all adjustments necessary to reflect the transactions have been made.
The accompanying unaudited pro forma condensed consolidated balance sheet is presented as if the disposition of our 53.7% interest and our anticipated 9.8% interest, or in the aggregate our 63.5% interest, in the Property had occurred on June 30, 2006.
The accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 is presented as if the disposition of our 63.5% interest in the Property had occurred on January 1, 2005.
The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 is presented as if the disposition of our 63.5% interest in the Property had occurred on January 1, 2005.
The accompanying pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the disposition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

NNN 2003 Value Fund, LLC
Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2006
(Unaudited)

		Sale of 3500
	Company	Maple Avenue	Company Pro
	Historical	Property (A)	forma

ASSETS
Real estate investments:
Operating properties, net	$45,915,000	$—	$45,915,000
Land held for development	730,000	—	730,000
Properties held for sale, net	49,689,000	(49,689,000)	—
Investments in unconsolidated real estate	5,636,000	—	5,636,000

	101,970,000	(49,689,000)	52,281,000
Cash and cash equivalents	3,876,000	14,307,000	18,183,000
Accounts receivable, net	1,368,000	(694,000)	674,000
Accounts receivable from related parties	661,000	(65,000)	596,000
Restricted cash	3,495,000	(2,153,000)	1,342,000
Pre-acquisition cost	18,000	—	18,000
Identified intangible assets, net	5,826,000	—	5,826,000
Other assets — properties held for sale	16,524,000	(16,524,000)	—
Other assets, net	1,228,000	—	1,228,000
Notes receivable	2,420,000	—	2,420,000

Total assets	$137,386,000	$(54,818,000)	$82,568,000

LIABILITIES, MINORITY INTERESTS AND UNIT HOLDERS’ EQUITY
Mortgage loans payable	$36,993,000	$—	$36,993,000
Mortgage loans payable secured by properties held for sale	47,000,000	(47,000,000)	—
Accounts payable and accrued liabilities	2,748,000	(314,000)	2,434,000
Accounts payable due to related parties	636,000	(77,000)	559,000
Deferred revenue	—	104,000	104,000
Other liabilities	—	789,000	789,000
Other liabilities — properties held for sale, net	1,374,000	(1,374,000)	—
Security deposits and prepaid rent	748,000	—	748,000

	89,499,000	(47,872,000)	41,627,000

Minority interests	848,000	93,000	941,000
Minority interests — properties held for sale	7,746,000	(7,746,000)	—

	8,594,000	(7,653,000)	941,000

Commitments and contingencies
Unit holders’ equity	39,293,000	707,000	40,000,000

Total unit holders’ equity	39,293,000	707,000	40,000,000

Total liabilities, minority interests and unit holders’ equity	$137,386,000	$(54,818,000)	$82,568,000

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NNN 2003 Value Fund, LLC
Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2006
(Unaudited)

		Sale of 3500
	Company	Maple Avenue	Company Pro
	Historical	Property (B)	forma

Revenues:
Rental income	$2,209,000	$—	$2,209,000

Expenses:
Rental expenses	1,315,000	—	1,315,000
General and administrative	367,000	—	367,000
Depreciation and amortization	1,233,000	—	1,233,000

	2,915,000	—	2,915,000
Loss before other income (expense)	(706,000)	—	(706,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs)	(1,334,000)	—	(1,334,000)
Interest and dividend income	279,000	—	279,000
Gain on sale of marketable securities	134,000	—	134,000
Equity in losses and gain on sale of unconsolidated real estate	(404,000)	—	(404,000)
Other income (expense):	58,000	—	58,000
Minority interests	2,000	—	2,000

Loss from continuing operations	$(1,971,000)	$—	$(1,971,000)

Weighted-average number of units outstanding — basic and diluted	9,981	—	9,981

Loss from continuing operations per unit — basic and diluted	$(197.48)	$—	$(197.48)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NNN 2003 Value Fund, LLC
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2005
(Unaudited)

		Sale of 3500
	Company	Maple Avenue	Company Pro
	Historical	Property (B)	forma

Revenues:
Rental income	$2,194,000	$—	$2,194,000

Expenses:
Rental expenses	1,714,000	—	1,714,000
General and administrative	1,298,000	—	1,298,000
Depreciation and amortization	943,000	—	943,000

	3,955,000	—	3,955,000
Loss before other income (expense)	(1,761,000)	—	(1,761,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs)	(1,158,000)	—	(1,158,000)
Interest and dividend income	416,000	—	416,000
Gain on sale of marketable securities	344,000	—	344,000
Equity in earnings and gain on sale of unconsolidated real estate	2,510,000	—	2,510,000
Minority interests	(166,000)	—	(166,000)

Income from continuing operations	$185,000	$—	$185,000

Weighted-average number of units outstanding — basic and diluted	10,000	—	10,000

Income from continuing operations per unit — basic and diluted	$18.50	$—	$18.50

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2005 and the Six Months Ended June 30, 2006
The unaudited pro forma condensed consolidated financial statements have been adjusted as discussed in the notes below.
(A)	The Company Historical balance sheet as of June 30, 2006 reflects the previous sales of our cumulative 35.5% interest in the Property on February 10, 2006 and June 13, 2006. Adjustments have been made for the sale of our 53.7% interest and the anticipated sale of our remaining 9.8% interest in the Property to an affiliated entity for a projected aggregate sales price of $42,544,000. Pursuant to the agreement for the anticipated sale of our remaining 9.8% interest, we would have transferred the property and its related ancillary assets and liabilities to the Buyer. Based on the sale of our 53.7% interest and the anticipated sale of our remaining 9.8% interest in the Property, we project that we would have received pro forma net cash proceeds of $14,403,000, after assumption of the remaining portion of the existing mortgage loan payable on the Property by the Buyer. Of the projected cash proceeds we would have received, we estimate that $711,000 would have been payable as a real estate commission to Realty, and $628,000 would have been held by us as an amount payable to the Property. We also estimate that we would have recognized a gain from the sale of our 53.7% interest of $707,000. Additionally, we estimate that we would have recorded a deferred gain of $104,000 for the anticipated sale of our remaining 9.8% interest in the Property.

(B)	Actual revenues and expenses of the Property for the six months ended June 30, 2006 and the year ended December 31, 2005 were presented as discontinued operations in our consolidated financial statements included in our June 30, 2006 Quarterly Report on Form 10-Q and our December 31, 2005 Annual Report on Form 10-K. As such, there are no pro forma adjustments to continuing operations. Income (loss) recorded as discontinued operations related to the Property of $145,000, or $14.53 per unit, and ($4,000), or $(0.40) per unit, during the six months ended June 30, 2006 and the year ended December 31, 2005, respectively, would have decreased (increased) income from discontinued operations by such amounts. The pro forma results exclude the impact of the gain on sale of our 53.7% interest and the related costs of the disposition of the 53.7% interest and the anticipated sale of our remaining 9.8% interest in the Property.
(d) Exhibits.

No.	Description

10.1	Purchase Agreement and Escrow Instructions by and between NNN 3500 Maple VF 2003, LLC and NNN 3500 Maple LLC, effective as of October 16, 2006

10.2	Purchase Agreement and Escrow Instructions by and between NNN 3500 Maple VF 2003, LLC and NNN 3500 Maple LLC, effective as of October 20, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

Date: October 20, 2006	By:	/s/ Richard T. Hutton, Jr. Name: Richard T. Hutton, Jr.
Title: Chief Executive Officer

EXHIBIT INDEX

No.	Description

10.1	Purchase Agreement and Escrow Instructions by and between NNN 3500 Maple VF 2003, LLC and NNN 3500 Maple LLC, effective as of October 16, 2006

10.2	Purchase Agreement and Escrow Instructions by and between NNN 3500 Maple VF 2003, LLC and NNN 3500 Maple LLC, effective as of October 20, 2006